YGYI

Youngevity International, Inc.
NASDAQ: YGYI

Investor Presentation
July 2018



Forward-Looking Statements

This Presentation includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, on Youngevity's current expectations and projections about future events. In some cases, forward-looking statements can be identified by terminology such as "may," "should," "potential," "continue," "expects," "anticipates," "plans," "believes," "estimates" "indicates," and similar expressions. A number of statements contained in this discussion and analysis are forward-looking statements. These forward-looking statements are based on management's expectations as of the date of this presentation and are subject to a number of risks and uncertainties, many of which are difficult to predict that could cause actual results to differ materially from those expressed or implied in the applicable statements. You are cautioned not to place undue reliance on these forward-looking statements. Important factors that could cause actual results to differ materially from current expectations include, among others: our ability to meet our financial obligations; the relative success of marketing and advertising, our ability to continue our international growth, our ability to continue to comply with NASDAQ listing requirements, our ability to add additional products and increase revenue and profitability, competition, including price competition, our ability to leverage our platform and global infrastructure to drive organic growth, the acceptance of the omni-direct approach by our customers, our ability to expand our liquidity and strengthen our balance sheet and other factors described in Youngevity's annual report on Form 10-K for the year ended December 31, 2017, subsequent quarterly reports on Form 10-Qs and any other filings we make with the SEC. The information in the presentation is provided only as of the date presented, and we undertake no obligation to update any forward-looking statements-contains in this presentation on account of new information, future events, or otherwise, except as required by law.

YGYI

Annual revenue growth from **$75 million** in 2012 to **$166 million** in 2017

Operates in two significant and scalable business segments: **Direct Selling** and the **Coffee Industry**

Driving revenue in significant market segments Including:
Skin Care, Anti Aging, Weight Loss, Brain Health and **Coffee**

Significant growth opportunity from following initiatives:

- Global Expansion into Latin America and Asia
- Newly Launched Tech Platform
- Green Coffee Distribution and Own Brand Expansion

Nasdaq listed (06/2017) and Added to **Russell Microcap Index** (06/2018)





We are Youngevity. We are different. And we are proud of it.

Established over 20 years ago, Youngevity's core philosophies are based on the principles of co-founder, Dr. Joel Wallach, who has dedicated his 40-year career to answering one crucial question: How can we live younger, longer?

Today, we continue to answer Dr. Wallach's all-important question to achieve our mission. With a growing line of products, a one-of-a-kind business opportunity and our Be the Change Foundation, we believe your health and life can always be better. But we don't sit back and wait for things to change; we lock arms with our tight-knit community of inspiring friends and guide each other to fulfillment, in all areas of our lives. We hope you'll join us.


OMNI DIRECT
SALES CHANNEL


ACQUISITION
PORTAL


PRODUCT
DEVELOPMENT


COFFEE
FARM TO CUP

YGYI Key Metrics

NASDAQ	YGYI	Share Price[1]	$3.59
Shares Outstanding[1]	21.54M	Float[2*]	6.65M
Market Capitalization[1*]	$77.32M	Enterprise Value[2*]	$89.94M
Average Daily Volume[1]	8,718	52 Week Range[1]	$3.17 - $6.75
Debt[2*]	$16.8M	**Fiscal 2017 Revenue**	**$165.7M**

[1] As of 06/29/2018
[2] As of 03/31/2018
* Please see Appendix Page 41 for full calculation formula.

YGYI First Quarter Highlights

Q1 2018
over
Q1 2017

11%

Revenue increased to $43M for Q1 2018

14.3%

Gross profit increased to $25 million for Q1 2018

39.9%

Coffee segment revenue increased to $7.68M for Q1 2018

$1.5M

Adjusted EBITDA for Q1 2018* vs. ($1.2M) Q1 2017*

325%

Cafe La Rica Espresso Brick Pack sales increased to 407,049 units in Q1 2018

*Adjusted EBITDA (earnings before interest, taxes, depreciation, and amortization) as adjusted to remove the effect of stock-based compensation expense and change in the fair value of warrants and any non-cash debt modification expenses. Adjusted EBITDA is a non-GAAP financial measure and should not be construed as a substitute for net income (loss) (as determined in accordance with GAAP) for the purpose of analyzing our operating performance or financial position. A reconciliation of our adjusted EBITDA to net loss for the quarter ended March 31, 2018 is included in page 42 in the Appendix.

NASDAQ


YOUNGEVITY
BETTER HEALTH
CHALLENGE
YOUNGEVITY.COM
Nasdaq


Composite
0.00%
YOUNGEVITY
UNCH
+0.83%
amazon
YOUNGEVITY
Nasdaq
YGYI
NasdaqListed

- **June 2017** - YGYI Uplisted to NASDAQ
- **January 2018** - YGYI selected by NASDAQ as Fit Week Company
- **June 2018** - YGYI added to Russell Index


FTSE
Russell

FTSE Russell
Added June 2018

Membership in the Russell Microcap® Index, which remains in place for one year, is expected to lead to automatic inclusion in growth and value style indexes. FTSE Russell, a leading global index provider, determines membership for its Russell U.S. Indexes primarily by objective, market-capitalization rankings and style attributes. Approximately $9 trillion in assets are benchmarked against Russell US Indexes.

YOUNGEVITY®

Direct Selling Segment

Youngevity is Ahead of The Trend

Strong presence in large, scalable market segments.

ANTI-AGING	SKIN CARE	BRAIN HEALTH	WEIGHT LOSS
Immortalium®, Glucogenix, Purmeric, Ocutiv	L'Dara® Advanced Anti-Aging Serum, CertoBella, Youngevity Pure Mineral Makeup	Synaptiv™, Ultimate Memory Fx™, Healthy Body Brain & Heart Pak™ 2.0	Slender Fx™ Rev, Rev 90 Pak, Keto 90 Pak
2015: $140.3 bn	2015: $121 bn	2015: $2.3 bn	2015: $158 bn
2021: $216 bn	2021: $154 bn	2021: $11.6 bn	2021: $241 bn

Sources: Statistica, Research and Markets and Statistics MRC, 2016 Data

Direct Selling US Population

18.6 million* direct selling representatives

2017 Business Activity of the nation's 18.6 million* direct selling representatives


4.7M
Part-time Business Builders
13.0M
Discount Customers
18.6M
Direct Selling Representatives
0.9M
Full-time Business Builders

People Involved by Age

Direct selling provides flexible, entrepreneurial opportunities to all ages


26.4%
Baby Boomers
34%
Gen X
1.4%
Gen Z
1.3%
Silent Gen
36.9%
Millennials

* Individuals who affiliate with direct selling companies are eligible to purchase products at a discount and resell them at a profit. They are also eligible to bring others into their businesses, and mentor them to reach their personal goals.

Source: Direct Selling Association, 2017 Data

Worldwide Direct Selling - Top Verticals

North America: $37.8 Billion

- Wellness: **34%**
- Cosmetics & Personal Care: **17%**
- Household Goods and Durables: **14%**

Western Europe: $29.5 Billion

- Wellness: **34%**
- Cosmetics & Personal Care: **16%**
- Home Improvement:: **13%**

Asia Pacific: $84.1 Billion

- Wellness: **41%**
- Cosmetics & Personal Care: **29%**
- Household Goods and Durables: **13%**

South & Central America: $25.2 Billion

- Cosmetics & Personal Care: **62%**
- Wellness: **21%**
- Clothing & Accessories: **8%**

Source: Direct Selling News, 2017 Data

Global Direct Selling Locations & Growth Strategy


CANADA
OREM, UTAH
CHULA VISTA, CA
HEADQUARTERS
GUADALAJARA
, MEXICO
COLOMBIA
MOSCOW,
RUSSIA
HONG KONG
MALAYSIA
SINGAPORE
JAPAN
TAIWAN
PHILIPPINES
INDONESIA
AUCKLAND, NEW
ZEALAND


United States
International
Q1 2017
9%
91%
Q1 2018
17%
83%

Source: YGYI US vs International Growth

YOUNGEVITY
INTERNATIONAL

International expansion now well underway with corporate infrastructure, product approvals, and newly acquired distributors and customers now driving revenue.

More than 2,000 SKUs

- available to drive future growth -

- Nutritional Supplements
- Weight Management
- Health and Wellness
- Skincare and Cosmetics
- Gourmet Coffee
- Packaged Foods
- Lifestyle Products
- Apparel and Accessories
- Business Lending
- Telecare Health Services
- Pet Care
- Home and Garden

Low Cost of Entry for Distributors

Distributors Receive	Business Startup Kit $25	Business Essentials Kit $199.95	Business Builder Kit $499.99
A Welcome Starter Pack	✓	✓	✓
A replicated website		✓	✓
An experienced Business Coach		✓	✓
Up to 30% off retail pricing on your favorite items		✓	✓
Great products to try		✓	✓
Even more products to share with friends & family			✓

Best in Class Tech Stack & Data Warehouse*

E-Commerce

Powered by Magento, an Adobe Company. Magento is the most popular global e-commerce platform today with more than $155 billion in gross merchandise sales annually. Open source and supported by more than 150,000 Developers world-wide, Magento provides the e-commerce framework which allows us to continuously develop, differentiate, and extend our e-commerce experience.

Proprietary API services layer

Designed and developed as part of our overarching Cloud initiative, this abstraction layer provides integration/translation services between our legacy ERP and public facing e-commerce systems, while simultaneously providing additional fault tolerance, transaction monitoring and reporting capabilities across all business units and revenue streams.

* For detailed Application Architecture, please refer to Appendix.

Microsoft Azure

Leading cloud infrastructure provider in use by 90% of Fortune 500 Companies. Microsoft's Azure Cloud is the high availability, scalable on-demand, redundant data and compute infrastructure that drives our global business.

Agile software development

In-house software development augmented by continuous testing and deployment is designed to allow us to quickly provide new features and functionality to our e-commerce systems. Building on a foundation of "open source" technologies should ensure that we can avoid the limitations, lock-ins and high costs associated with 3rd-party vendors and proprietary technologies. Moreover, this approach is expected to allow us to continuously improve and future-proof our systems as new e-commerce trends in UI/UX and technologies present themselves.

Technology Stack

IT Technical Overview

Microsoft Azure

O/S & Web Servers	ubuntu; THE APACHE SOFTWARE FOUNDATION
HTTP Accelerator / Cache	VARNISH CACHE; redis
E-Commerce / CMS	Magento 2 An Adobe Company
Business Intelligence/Reporting	tableau SOFTWARE; Magento Business Intelligence
Framework & Tools	HTML 5, PHP 7, CSS 3; jQuery write less, do more.; REQUIRE.JS; COMPOSER; SendGrid; Bootstrap; less; Knockout.
Predictive/Adaptive Search	CELEBROS
Database	MySQL; Microsoft SQL Server; Microsoft Azure Service Fabric

YOUNGEVITYGO2

Distributor app making sales easy for direct sellers.*

SOCIAL MEDIA	DRIPS	SAMPLES	VIDEO
Campaigns that drive action	Customer Retention and Distributor Education	Your product speaks for itself	Creative & Engaging

DIGITAL MAGAZINES	DIGITAL FLIPCHARTS	WEBSITES	ANALYTICS
An all new experience	Innovative & Interactive	Beautiful custom creations	Data that drives your business


YOUNGEVITY
Product Videos
PDFs
Social Media Shareable Images

* For a comprehensive list of features and functionalities visit: www.youngevitygo2.com

Internal App Powered by tableau

Internal app features complete Tableau reporting integration, giving YGYI management instant access and reporting on sales worldwide.

Everything connected with the best in class technology stack and data warehouse.


AUTOSHIP QV
ORDERS
CEO PAK UNITS
HBSP UNITS
NEW DS
NEW PC
ORDERING DS
ORDERING PC

Multiple Product Verticals


Memory Keeping
Quality scrapbook albums and supplies.
Anti-Aging
Nutrition that can change the way you age.
Health & Nutrition
Wellness products to help you live your best life.
Spa & Beauty
Peace of mind that goes beyond skin deep.
Food & Beverage
Natural, wholesome, responsibly-sourced — all in one place.
Jewelry
Simple, stylish pieces to keep you looking good and feeling great.
Anthology DIY
Start-to-finish DIY craft projects.
Essential Oils
Created by Nature. Perfected by Science.

Key Revenue Drivers


LIVING
HEALTHIER
STARTS
HERE
90
FOR LIFE

- 90 for Life -

- Proline -


Next Level Nutrition.
YOUNGEVITY PROLINE



Proprietary Web-based Acquisitions Portal

Youngevity has a distinct way it acquires companies and their intellectual property through a web-based portal. Acquisition Strategy allows for simple onboarding of products, distributors and customers. Generally structured as an Asset Purchase targeting Intellectual Property, Inventory & Databases of consumers and distributors.

Acquisition Portfolio

ViaViente
nature direct
heritage makers
RICOLIFE®
gigi hill
Legacy FOR LIFE
DAC
DAVID ALLEN CAPITAL, INC.
Simple and Fast Business Capital
MK COLLAB
BELLAVITA
be beauticontrol
SOZO
RESTART Your Life
The immune system is the key to health & longevity
sorvana™
Empowering People Through Natural Wellness
Youngevity®
TELECARE™
beyondorganic
For Tails Only™
FUTURE GLOBAL VISION
ARTISAN BLENDS SAVEUR NATURAL FOODS
INDEPENDENT DISTRIBUTOR Good Herbs INC.
The Quality Herbs That Work!
Nature's Pearl®
PREMIUM Muscadine Grape Products
The SMARTER Grape™
FORMULAS FOR LIFE Sta~ NATURAL
JD


Welcome to
CLR Roasters

Coffee Segment

A Large and Growing Coffee Market

The retail value of the U.S. coffee market is estimated to be **$48 billion dollars**.

Specialty coffee comprises approximately **55% of US Market**.

35% of 18-24 year olds said they drink specialty coffee **daily**.

Millennials consume **44%** of the coffee in US.

59% of **coffee** cups consumed daily in the US are now classified as **gourmet**.

Source: ReportLinker Research, 2016 Data



Coffee Consumption in the US,
Forecast 2017 - 2021
2021
29,006.63
forecast
Thousand of Bags (60kg)
30k
28k
26k
24k
22k
20k
18k
1990
1995
2000
2005
2010
2015
2020
Forecast
Forecast based on International Coffee Organization data
Source: ReportLinker Research
ReportLinker

Creating Coffee Revenue Through...

Green Coffee Distribution

Private-Label Roasting

Sales of Owned Brands
Cafe La Rica, Josie's Java House, Retail & Food Service

Industries Served

- Cruise Liners
- Wellness Centers
- Hotels
- Convenience Stores
- Office Coffee Service
- Retail
- Grocery
- Wholesale
- Direct Selling
- Direct Store Delivery

Vertically Integrated Field to Cup

Coffee plantation and state-of-the-art dry-processing facility in Matagalpa, Nicaragua

- ★ Sustainable farming methods used to increase yields and achieve cost savings
- ★ Historically known for high quality coffee production
- ★ 1,000 acres under management produce 100% Arabica coffee beans
- ★ Gourmet coffees almost exclusively high-quality mild varieties of Arabica coffee

Plantation, dry-processing facility and existing U.S. based facilities allow CLR to control coffee production process from field to cup


CLR
ROASTERS
FROM FARM TO CUP
We roast with boutique values and pride ourselves on being one of the best farm to cup roasters.

Manufacturing Capabilities



Roasting

4.8K
lbs / shift

10M
lbs / shift

10 Million Pound Capacity per 8 hour shift. Featuring 2 Jabez Burns 23R drum commercial coffee roasters with set controls for roasting time, afterburner temperature and filter water quench. Cooling and storing for maximum production and consistent quality.



Grinding

5.4K
lbs / shift

11.2M
lbs / shift

11 Million Pound Capacity per 8 hour shift Jabbed Burns 888 Granulizer commercial grinders with set control points from auto drip to fine espresso grinds.

Our Certifications

Our process has earned us the following certifications that demonstrate our commitment and dedication to the craft of providing the highest quality coffee products using the highest standards available.

Opportunity

Smuckers has acquired Bustello for $360M. There is a massive opportunity in the Latin Coffee Market.

In 2017 Café La Rica replaced Café Bustello as the Official Cafecito of the Miami Marlins.


imusa
MAXWELL HOUSE
CAFE LA LLAVE
CAFE BUSTELO

Official Cafecito of the Miami Marlins

Café La Rica coffee cart in the main promenade of the ballpark providing national exposure through visiting fans.

Messaging on the **LED Ribbon Board** during the "7th Inning Stretch Marlins Vision feature" give an entire row of fans Café La Rica espresso to enjoy

During the 3rd inning, showcase **90-second promotional spots** on the in-park television network

First and third baseline rotational signage, and trademarks of the Marlins on packaging



COFFEE
Café La Rica
Gourmet Espresso
"Official Cafecito of the Miami Marlins"

2017 Attendance
1,583,014

Shifting Demand Demographics



Millennials Drinking More Coffee

- **32%** consumed an espresso-based beverage yesterday
- **15%** of past-day drinkers consumed coffee at a coffee shop/donut shop

Chinese and Russian Shift From Tea

- **3x increase** in China consumption of coffee since 2014
- Chinese coffee imports growing 16% per year compared to 2% in the United States

Sources: CBS News (June 2018), Washington Post (October 2016)

Corporate Leadership

Best in class management team with a track record of success in private and public companies.



Steve Wallach
CEO

With nearly two decades of sales and network marketing experience, Mr. Steve Wallach has successfully guided Youngevity International, Inc. to become an international, publicly-traded direct marketing company that is positioned for worldwide growth.



Dave Briskie
President and CFO

As President of Youngevity, Dave has shepherded the company's development into a fully vertical coffee roasting and distribution company, owner of the direct marketing brand JavaFit® and the retail brand Cafe La Rica, as well as the category creator of functional gourmet coffee.



Loren Castronovo
CMO

Loren oversees the global development of Youngevity's brand, and is passionately focused on helping people create the businesses and lives they imagine. Her strong consumer focus comes from working with global brands including Chanel, Revlon, Estee Lauder, Mary Kay, The Body Shop, Crayola, Creative Memories and more.



Raffy Lorentzian
VP, Corp. Controller

As a VP of Youngevity and it's Corporate Controller, Raffy Lorentzian is responsible for managing the financial reporting and operations of Youngevity's U.S. and Global Operations. Raffy is committed to maintaining the high level of integrity and transparency for which Youngevity is known.



Sanjeev Javia
Sci / Athletic Adv Board

Sanjeev has multiple roles at Youngevity stemming from product development to formulation. His specialty and research emphasis focuses on nutrition and exercise interventions in diabetes/obesity, autoimmune diseases, neurological issues, and post chemotherapy recovery.

Full bios available at: http://ygyi.com/management.php

Brand Evangelists

Our products are endorsed and used by professional athletes and influencers with a global reach



Marilu Henner

Marilu Henner is an actress, producer, New York Times best-selling author and longtime health and wellness activist. Marilu Henner has starred on stage, in several hit TV series, films, commercials, television movies and specials. She has been very passionate about promoting Youngevity's brain-supporting supplement, SYNAPTIV™.



Mike Glenn

Mike "Stinger" Glenn is a former NBA basketball player who played with the Buffalo Braves, the New York Knicks, the Atlanta Hawks, and the Milwaukee Bucks. Currently, Mike Glenn is a television basketball analyst for Fox Sports South and can be seen on Hawks Live, the pre-game, half-time, and post-game show for the Atlanta Hawks.



Drew Pearson

As a former Dallas Cowboy, Drew Pearson is widely recognized as one of the NFL's greatest wide receivers. Drew Pearson began his professional NFL career in 1973 as a "walk-on" free agent with the Dallas Cowboys, where he rose to become one of the NFL's greatest all-time wide receivers. A three time All Pro, Drew Pearson played his entire professional football career for the Dallas Cowboys.



Gene Nelson

Gene Nelson began bodybuilding as a hobby more than 15 years ago. Today, he's known as the "Greatest Natural Bodybuilder in the World." As a natural bodybuilder, he regularly takes Youngevity products and trusts that they will provide him with the energy and nutrients he needs to replenish his body and keep going strong.



Delisha Jones

During her long-standing WNBA career, she played more games than any other athlete to date (499 regular season games and 50 playoff games), was a three-time All-Star, and holds 2 WNBA championships. To add, she is a two-time Olympic gold medalist and has won numerous FIBA (International Basketball Federation) medals as a member of the USA Women's Basketball National Team.

Dedicated to Social Responsibility

YOUNGEVITY. BE THE CHANGE FOUNDATION

MAKE-A-WISH American Red Cross GARY SINISE FOUNDATION

Fully sustainable unique charitable giving platform.

Join our mission to change the world. One way you can start is by simply purchasing dedicated Be the Change products. Our parent company (Youngevity International) showcases our commitment to this effort in two key ways. First, Youngevity has pledged 100 percent of profits generated by the purchase of these products will be donated to the Be the Change Foundation.

Youngevity® Be The Change Foundation, a 100% Volunteer Run Organization (No Salaries Paid), was born in the hearts of our Founders, Executive Team, Distributors and Customers, as a true reflection of our desire to benefit others by becoming the change we wish to see in the world, following Gandhi's inspiring statement.

Through **Youngevity® Be The Change Foundation**, we are able to help causes near and dear to the Youngevity® family; **Gary Sinise Foundation, American Red Cross,** and **Make-A-Wish Foundation** to name a few. As a united force, we change the world and change ourselves in the process. This total body, mind and spirit giving is at the very heart of our foundation. Please join us as we open our hearts and form a bridge of hope to those in need.

To learn more about our causes, products, and how you can get involved in our Community Outreach Program, please visit YoungevityBeTheChange.org.

Income Statement Highlights

$/000's	Q1 2018	FY 2017	FY 2016
Gross Revenue	42,994	165,696	162,667
Gross Profit	25,012	95,565	98,137
Operating Expenses	24,988	101,447	95,622
Operating Income	24	(5,882)	2,515
Interest Expense	1,712	5,785	4,474
Net Income (Loss)	(2,308)	(12,677)	(398)
Adjusted EBITDA	1,520	(549)	6,772



Gross Revenue
40,670
75,004
85,627
134,043
156,597
162,667
165,696
42,994
2011
2012
2013
2014
2015
2016
2017
2018 Q1

Balance Sheet Highlights

$/000's	Q1 2018	FY 2017	FY 2016
Cash and Equivalents	3,053	673	869
Net Receivables	5,556	4,420	2,460
Inventory	23,212	22,073	21,492
Other Assets	4,470	3,999	3,087
Total Current Assets	**36,291**	**31,165**	**27,908**
Goodwill and Intangible Assets	28,278	27,231	21,237
Other Assets	14,189	13,993	16,863
Total Assets	**78,758**	**72,389**	**66,008**
Accounts Payable	21,881	21,442	16,038
Short/Current Long Term Debt	12,000	11,747	5,013
Other Current Liabilities	5,371	4,530	4,259
Total Current Liabilities	**39,252**	**37,719**	**25,310**
Long Term Debt	23,119	27,219	21,700
Total Liabilities	63,317	64,938	47,010
Total Stockholder Equity	**15,441**	**7,451**	**18,998**

Adjusted EBITDA



1,154
3,170
7,279
6,589
9,215
6,772
549
1,520
2011
2012
2013
2014
2015
2016
2017
2018 Q1

Key Takeaways

- Nasdaq listed (06/2017)
- Added to Russell Microcap Index (06/2018)
- Among the Top 100 Global Direct Selling Companies[1]
- Operates in high growth industries - Direct Selling and Coffee
- Committed to aggressive expansion through organic growth, mergers and acquisitions
- International sales growing with recent global expansion
- New technology-driven web platform supporting expansion of global e-commerce and social selling platforms
- Annual revenue growth from $75 million in 2012 to $166 million in 2017

[1] Direct Selling News Magazine

Appendix

Appendix (Page 6)

Market Capitalization = closing stock price * common shares outstanding (21,536,069). To illustrate, closing price on 5/31/18 was $3.80, so market cap was $81.84m.

Debt = Short-term Borrowings ($4.58m) + Current Portion of Long Term Debt ($3.03m) + Current Portion of Capital Lease Obligations (1.16) + Long Term Debt ($7.70m) + Capital Leases ($0.95m) - Total Cash And Short Term Investments ($3.05) = $14.35m

Enterprise Value = market cap (latest) + net debt (latest reported, 3/31/18).

Float: The float is the number of shares actually available for trading. Float is calculated by subtracting closely held shares -- owned by insiders, employees, the company's Employee Stock Ownership Plan or other major long-term shareholders -- from the total shares outstanding.

Appendix (Page 7)

Adjusted EBITDA

Management believes that Adjusted EBITDA, when viewed with our results under GAAP and the accompanying reconciliations, provides useful information about our period-over-period growth. Adjusted EBITDA is presented because management believes it provides additional information with respect to the performance of our fundamental business activities and is also frequently used by securities analysts, investors and other interested parties in the evaluation of comparable companies. We also rely on Adjusted EBITDA as a primary measure to review and assess the operating performance of our company and our management team.

Adjusted EBITDA is a non-GAAP financial measure. We calculate adjusted EBITDA by taking net income, and adding back the expenses related to interest, income taxes, depreciation, amortization, stock-based compensation expense, extinguishment loss on debt and the change in the fair value of the warrant derivative, as each of those elements are calculated in accordance with GAAP. Adjusted EBITDA should not be construed as a substitute for net income (loss) (as determined in accordance with GAAP) for the purpose of analyzing our operating performance or financial position, as Adjusted EBITDA is not defined by GAAP.

A reconciliation of our adjusted EBITDA to net loss for the year ended December 31, 2017 and quarter ended March 31, 2018 is included in the table below (in thousands):

Three Months Ended	**March 31, 2018**
Net loss	-$2,308
Add/Subtract:	
Interest, net	1,712
Income taxes (benefit) provision	250
Depreciation	432
Amortization	827
EBITDA	913
Add/Subtract:	
Stock-based compensation	237
Change in the fair value of derivatives	-712
Extinguishment loss on debt	1,082
Adjusted EBITDA	$1,520

Application Architecture



Youngevity.com Shopping Experience
Magento 2.x EE Replicated Websites
(dist_ID.youngevity.com)
Azure-hosted Ubuntu VM's with Apache/NGINX & Varnish
caching front-ended by Azure Load Balancers
HTTP/S
80/443
Users:
• Retail Customers
• Preferred Customers
• Distributors
• Content Managers
HTTP/S
80/443
Azure
CDN
HTTP/S
80/443
NFS
SQL
3306
HTTPS
443
Redis DB Cache
(Separate VM)
Azure BLOB
File Storage
• CSS
• Static Site Images
• Animations
• Other Site Content
MySQL
Magento DB
• Product Catalog
• Product Categories
• Orders
• Pricing
• User Credentials
FTP/S
21; 990
SQL
3306
Atlassian BitBucket
(Continuous Integration
via Atlassian's Bamboo)
DATA FACTORY
YGY_API (Azure Services Fabric)
SSO (Cust./Dist.)
• New Registrations (JOIN)
• Login (YGY# or URL Name)
• Retrieve YGY#/URL Name
• Password Resets
Order Processing
• Create New Order
• Retrieve History/Status
• Retrieve Shipping Info
• Create & Update AutoShip
Sync Products
• Active SKU's Only
• Inventory
• Pricing / BV / QV
Azure SQL
API Database
• User Credentials
• AutoShip Queue
Azure AD IdM
(OAuth for services)
Data Factory is Youngevity's Azure-hosted system
for data acquisition, blending & analytics.
It leverages tools such as PowerBI & Tableau
EXTERNAL INTEGRATIONS
Payment Gateways
Authorize.net
Banamex
HTTPS
443
Tax Jar / CCH
Sales Tax Rates
SSN Checking
(Future)
HTTPS
443
ByDesign Freedom
Genealogy / Commissions / Orders
Acumatica
ERP/Inventory Counts; Hosted@YGY
Google Address
Address Auto-Suggest &
Address Verification System (AVS)
USPS / UPS / FEDEX
Shipping Cost Estimator
SMTP
25/553
SendGrid
Azure-integrated SMTP Server

Income Statement Highlights

$/000's	Q1 2018	FY 2017	FY 2016	FY 2015	FY 2014	FY 2013	FY 2012	FY 2011
Gross Revenue	42,994	165,696	162,667	156,597	134,043	85,627	75,004	40,670
Gross Profit	25,012	95,565	98,137	92,969	76,325	51,301	43,825	24,708
Operating Expenses	24,988	101,447	95,622	87,563	72,956	46,949	44,106	176,230
Operating Income	24	(5,882)	2,515	5,406	3,369	4,352	(281)	(151,522)
Interest Expense	1,712	5,785	4,474	4,491	2,356	1,249	1,004	427
Net Income (Loss)	(2,308)	(12,677)	(398)	(1,706)	5,369	2,651	(564)	(152,195)
Adjusted EBITDA	1,520	(549)	6,772	9,215	6,589	7,279	3,170	1,154

Balance Sheet Highlights

$/000's	Q1 2018	FY 2017	FY 2016	FY 2015	FY 2014	FY 2013	FY 2012	FY 2011
Cash and Equivalents	3,053	673	869	3,875	2,997	4,320	3,025	1,390
Net Receivables	5,556	4,420	2,460	2,508	2,901	1,127	836	937
Inventory	23,212	22,073	21,492	17,977	11,783	5,973	4,675	4,981
Other Assets	4,470	3,999	3,087	3,868	3,753	1,209	760	591
Total Current Assets	**36,291**	**31,165**	**27,908**	**28,228**	**21,434**	**12,629**	**9,296**	**7,899**
Goodwill and Intangible Assets	28,278	27,231	21,237	20,037	20,839	17,555	14,268	15,552
Other Assets	14,189	13,993	16,863	14,520	13,459	4,669	1,343	916
Total Assets	**78,758**	**72,389**	**66,008**	**62,785**	**55,732**	**34,853**	**24,907**	**24,367**
Accounts Payable	21,881	21,442	16,038	14,843	11,916	6,713	6,562	5,796
Short/Current Long Term Debt	12,000	11,747	5,013	5,547	6,729	1,412	1,056	424
Other Current Liabilities	5,371	4,530	4,259	3,157	5,552	3,456	238	1,780
Total Current Liabilities	**39,252**	**37,719**	**25,310**	**23,547**	**24,197**	**11,581**	**7,856**	**8,000**
Long Term Debt	23,119	27,219	21,700	20,357	12,946	11,773	7,172	7,289
Total Liabilities	63,317	64,938	47,010	43,904	37,143	23,354	15,028	15,289
Total Stockholder Equity	**15,441**	**7,451**	**18,998**	**18,881**	**18,589**	**11,499**	**9,879**	**9,078**

YGYI

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